CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 36 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in each Prospectus and the heading "Accountants" in each Statement of Additional Information.


___________/S/__________________
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

January 13, 2000

                       BROWN, CUMMINS & BROWN CO., L.P.A.

                                January 14, 2000

Securities and Exchange Commission
Public Filing Desk
Judiciary Plaza
450 5th Street, N.W.

Washington D.C. 20549

      RE:   AMERIPRIME FUNDS,  FILE NOS. 33-96826 AND 811-9096

Ladies and Gentlemen:


      On behalf of AmeriPrime Funds, a registered investment company (the "Trust"), we hereby submit, via electronic filing, Post-Effective Amendment No. 3236 to the Trust's Registration Statement. The Amendment is filed pursuant to Rule 485(a) promulgated under the Securities Act of 1933 with respect to the Florida Street Bond Fund and the Florida Street Growth Fund (the "Funds"):


      The Funds, along with serial other series of the Trust, were filed with Post-Effective Amendment No. 33 and would be effective on January 18, 2000. The Florida Street Prospectus, as filed with Post-Effective Amendment No. 33, reflects several changes that are being submitted to shareholders for approval. The shareholder meeting has been delayed until January 31, 2000 and, therefore, the new Prospectus must be delayed.

      In order to delay the Prospectus, we have been advised by the staff to file this Amendment. Another amendment was filed earlier today to delay the other series of the Trust that were filed with Post-Effective Amendment No. 33.

      If you have any questions, please contact Donald S. Mendelsohn at this office.

                                    Very truly yours,

                                   /s/


                                    Brown, Cummins & Brown Co., L.P.A.



c:  Keith Gregory